Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-253902 on Form S-8 of our report dated September 22, 2021, relating to the financial statements of InnovAge Holding Corp. appearing in this Annual Report on Form 10-K for the year ended June 30, 2021.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

September 22, 2021